Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 28, 2011 with respect to the consolidated financial statements included in its Annual Report (Form 10-K) for the year ended June 30, 2011, filed with the Securities and Exchange Commission.

Certified Public Accountants

Abilene, Texas
June 27, 2012